UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2016

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St., 29th Floor Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On December 13, 2016, First Hawaiian Bank, the bank subsidiary of First Hawaiian, Inc. (“First Hawaiian”), entered into a consulting agreement (the “Agreement”) with Albert M. Yamada, formerly the Vice Chairman, Chief Administrative Officer and Secretary of First Hawaiian and First Hawaiian Bank.  As previously disclosed by First Hawaiian, Mr. Yamada retired from his position at First Hawaiian and First Hawaiian Bank on December 1, 2016.  Pursuant to the Agreement, Mr. Yamada will provide consulting and advisory services to First Hawaiian Bank, including, among other things, services related to the negotiation of leases and purchase of property on behalf of First Hawaiian Bank, services related to the separation of First Hawaiian Bank from BNP Paribas and its other subsidiaries, and services related to the Bank Properties Division of First Hawaiian Bank.  First Hawaiian Bank will pay Mr. Yamada a monthly fee of $16,666.67 for his services in addition to certain fringe benefits and reimbursement of certain business expenses.  The term of the Agreement is two years, and the Agreement is subject to early termination or extension by mutual agreement of First Hawaiian Bank and Mr. Yamada.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: December 14, 2016	By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chairman and Chief Executive Officer

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